UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2009 (May 19, 2009)

HERTZ GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33139	20-3530539
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Brae Boulevard

Park Ridge, New Jersey  07656-0713

(Address of principal executive offices, including zip code)

(201) 307-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Hertz Global Holdings, Inc. (“Hertz Holdings”) entered into separate subscription agreements (the “Subscription Agreements”), dated as of May 19, 2009, with each of Clayton, Dubilier & Rice Fund VII, L.P., CD&R Parallel Fund VII, L.P., Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P. (collectively, the “Sponsor Investors”) pursuant to which the Sponsor Investors agreed to purchase an aggregate of 32,101,182 shares of Hertz Holdings’ common stock in a private offering (the “Private Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) at a purchase price per share of $6.2303, which is the price per share to be paid by the public in the registered public offering referred to below (the “Registered Common Stock Offering”), less the underwriting discounts and commission payable to the underwriters in the Registered Common Stock Offering.  The aggregate proceeds to Hertz Holdings from the Private Offering are expected to be approximately $200 million.

After completion of the Private Offering, the Sponsor Investors, together with certain other investment funds associated with Clayton, Dubilier & Rice, Inc., The Carlyle Group and Merrill Lynch Global Private Equity, will collectively hold approximately 52% of Hertz Holdings’ outstanding common stock (without giving effect to the issuance of any shares of Hertz Holdings’ common stock upon conversion of its 5.25% Convertible Senior Notes due 2014 or the exercise by the underwriters of the Registered Common Stock Offering of their option to purchase additional shares in that offering). The consummation of the Private Offering is subject to customary conditions, including the accuracy of Hertz Holdings’ representations in the Subscription Agreements in all material respects, as well as Hertz Holdings’ compliance with legal obligations to deliver certain information related to the approval of the Private Offering by holders of a majority of Hertz Holdings’ outstanding common stock by written consent, and is expected to close in the second quarter of 2009.

The Private Offering is contingent upon the completion of the Registered Common Stock Offering but is not contingent upon the completion of the offering of Hertz Holdings’ 5.25% Convertible Senior Notes due 2014 (the “Registered Convertible Debt Offering.”)

The Private Offering is not being registered under the Securities Act in reliance on the exemption from registration under Section 4(2) of the Securities Act as such transaction did not and will not  involve a public offering of securities.

Item 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

Hertz Holdings entered into the Subscription Agreements with the Sponsor Investors as of May 19, 2009.  Additional information pertaining to this Item 3.02 is set forth above under Item 1.01 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

	By:	/s/Elyse Douglas
	Name:	Elyse Douglas
	Title:	Executive Vice President
and Chief Financial Officer

Date: May 26, 2009